            As filed with the Securities and Exchange Commission on May 31, 1995

                                                       Registration No. 33-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                               _______________

                           THE E.W. SCRIPPS COMPANY
            (Exact name of registrant as specified in its charter)


              Delaware                                 51-0304972
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                  Identification No.)

1105 N. Market Street, Wilmington, Delaware               19801
  (Address of Principal Executive Offices)             (Zip Code)

                               _______________

                            THE E.W. SCRIPPS COMPANY
                1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plan)

                             M. DENISE KUPRIONIS
                                  Secretary
                           The E.W. Scripps Company
                            1105 N. Market Street
                          Wilmington, Delaware 19801
                   (Name and address of agent for service)

                                (302) 478-4141
        (Telephone number, including area code, of agent for service)

                               _______________

                                CALCULATION OF REGISTRATION FEE
=========================================================================================================
Title of           Amount             Proposed                 Proposed                  Amount of
securities to      to be              maximum offering         maximum aggregate         registration
be registered      registered(1)      price per share(2)       offering price(2)         fee
- ---------------------------------------------------------------------------------------------------------
Class A Common
Stock
$.01 par value        50,000               $30.13/30.625            $1,523,825                $526
=========================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 15,000 shares is based on $ 30.13, the exercise price per share of options granted to date, and, with respect to the remaining shares, on $30.625, the average of the high and low sale prices on May 24, 1995, of the registrant's Class A Common Stock as reported on the New York Stock Exchange.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 The shares of Class A Common Stock registered by The E.W. Scripps Company (the "Company") pursuant to this Registration Statement will be issued under the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Plan").


Item 3. Incorporation of Documents by Reference.

                 The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

                 (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

                 (b)      All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act since the Annual Report on Form 10-K referenced above; and

                 (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective June 29, 1988, pursuant to Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

                 The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. John H. Burlingame, a director of the Company, is a partner of Baker & Hostetler.


Item 6. Indemnification of Directors and Officers.

                 The Certificate of Incorporation of the Registrant provides for indemnification of directors and officers to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

                 The Registrant is permitted by its Certificate of Incorporation to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8.  Exhibits.

Exhibit Number                    Description of Exhibit
- --------------                    ----------------------
     4(a)                         The E.W. Scripps Company 1994 Non-Employee Directors' Stock Option Plan

     4(b)                         Certificate of Incorporation of The E.W. Scripps Company(1)

     4(c)                         Bylaws of The E.W. Scripps Company(2)

     5                            Opinion of Baker & Hostetler as to legality of the Class A Common Shares being registered

    23(a)                         Consent of Deloitte & Touche LLP

    23(b)                         Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

    24                            Powers of Attorney

_______________________________

(1) Incorporated by reference from Registration Statement on Form S-8 (No. 33-32740) filed on December 27, 1989.

(2) Incorporated by reference from Annual Report on Form 10-K for 1992 filed on March 19, 1993.



Item 9. Undertakings

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant further undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 30, 1995.

                                        THE E.W. SCRIPPS COMPANY


                                        By             *
                                          -------------------------------------
                                            Lawrence A. Leser,
                                            Chairman and Chief Executive
                                            Officer


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 30, 1995 by the following persons in the capacities indicated below.

            Signature                                  Title
            ---------                                  -----
                   *                               Director; Chairman and Chief
- -------------------------------------------        Executive Officer (Principal Executive Officer)
         Lawrence A. Leser


                   *                               Senior Vice President, Finance
- -------------------------------------------        & Administration (Principal Financial and Accounting Officer)
         Daniel J. Castellini

                   *                               Director
- -------------------------------------------
         Charles E. Scripps


                   *                               Director
- -------------------------------------------
         Robert P. Scripps


                   *                               Director; President and Chief Operating Officer
- -------------------------------------------
         William R. Burleigh


                   *                               Director
- -------------------------------------------
         Paul K. Scripps


                   *                               Director
- -------------------------------------------
         John H. Burlingame

                   *                                        Director
- -------------------------------------------
         Nicholas B. Paumgarten


                   *                                        Director
- -------------------------------------------
         Daniel J. Meyer


                   *                                        Director
- -------------------------------------------
         David R. Huhn


* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as Exhibits to this Registration Statement.



By: /s/ William Appleton
    --------------------------------------
    William Appleton, Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------
EXHIBIT
NUMBER           EXHIBIT DESCRIPTION
- ------           -------------------
  4(a)                    The E.W. Scripps Company 1994 Non-Employee Directors' Stock Option Plan

  4(b)                    Certificate of Incorporation of The E.W. Scripps Company(1)

  4(c)                    Bylaws of The E.W. Scripps Company(2)

  5 Opinion of Baker & Hostetler as to legality of the Common Shares being registered

  23(a)                   Consent of Deloitte & Touche LLP

  23(b)                   Consent of Baker & Hostetler (included in
                          Opinion filed as Exhibit 5 hereto)

  24                      Powers of Attorney


_______________________________

(1) Incorporated by reference from Registration Statement on Form S-8 (No. 33-32740) filed on December 27, 1989.

(2) Incorporated by reference from Annual Report on Form 10-K for 1992 filed on March 19, 1993.